SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14

                       Ridgestone Financial Services, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                       ---------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

                       RIDGESTONE FINANCIAL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 25, 2000


To the Shareholders of
  Ridgestone Financial Services, Inc.:

               NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Ridgestone Financial Services, Inc. (the "Company") will be held on Tuesday, April 25, 2000, at 10:00 A.M., local time, at the Westmoor Country Club, 400 South Moorland Road, Brookfield, Wisconsin, for the following purposes:

               1. To elect four directors to hold office until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified.

               2. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

               The close of business on February 28, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

A proxy for the annual meeting and a proxy statement are enclosed herewith.

                                   By Order of the Board of Directors
                                   RIDGESTONE FINANCIAL SERVICES, INC.



                                   Christine V. Lake
                                   Vice President and Secretary

Brookfield, Wisconsin
March 16, 2000

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                       RIDGESTONE FINANCIAL SERVICES, INC.
                             13925 West North Avenue
                           Brookfield, Wisconsin 53005

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 25, 2000

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Ridgestone Financial Services, Inc. (the "Company"), beginning on or about March 16, 2000, in connection with a solicitation of proxies by the Board for use at the Company's annual meeting of shareholders to be held on Tuesday, April 25, 2000, at 10:00 A.M., local time, at the Westmoor Country Club, 400 South Moorland Road, Brookfield, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

          A proxy, in the enclosed form, which is properly executed, returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the four persons nominated for election as directors referred to herein, and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on February 28, 2000 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 876,492 shares of Common Stock, each of which is entitled to one vote per share.

          The Company is the parent corporation of Ridgestone Bank (the "Bank").

                              ELECTION OF DIRECTORS

          The Company maintains a staggered board of directors. The directors are divided into three classes consisting of four directors in each class. Each year, the terms of one class of directors expire. At the Annual Meeting, the shareholders will elect four directors to serve until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified. The Company's other eight directors will continue to serve on the Board until their respective terms expire as indicated below. The Board's nominees for election as directors for terms expiring at the 2003 annual meeting are Gregory J. Hoesly, Christine V. Lake, Richard A. Streff and William J. Tetzlaff. All of the nominees are currently serving as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the four persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

          Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the director nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

          The following sets forth certain information, as of February 28, 2000, about each of the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting. All directors of the Company also serve as directors of the Bank.

Nominees For Election at the Annual Meeting

Terms Expiring April 2003

          Gregory J. Hoesly, 43, has been President of L.L. Richards Machinery Co., Inc., a Butler, Wisconsin machine tool dealer, since 1992, and has been employed by such company since 1984. He is a member of the American Machine Tool Distributors Association, the Machinery Dealers National Association, the Association of Machinery and Equipment Appraisers and the Butler Area Chamber of Commerce. Mr. Hoesly has been a director of the Company since 1996.

          Christine V. Lake, 47, has been a Vice President of the Company since 1995, Secretary of the Company since January 1996 and Executive Vice President of the Bank since February 1996. Ms. Lake served as Vice President of M&I Wauwatosa State Bank from 1991 to 1994 with responsibilities for management of the Consumer Banking Division. From 1994 to 1995, Ms. Lake was a Vice President of M&I Marshall & Ilsley Bank in Retail Administration. Ms. Lake has been a director of the Company since 1996.

          Richard A. Streff, 68, has been Chairman of the Board of Streff Advertising, Inc. of Wauwatosa, Wisconsin since 1960. He is a member of the Promotional Products Association of America. Mr. Streff has been a director of the Company since 1995.

          William J. Tetzlaff, 68, has been President of Tetzlaff Associates, Inc., a consulting services company in Wauwatosa, Wisconsin, since 1991, and Vice President of Around the Globe Travel, Inc., a travel agency located in Wauwatosa, Wisconsin, since 1995. Mr. Tetzlaff has been a director of the Company since 1995.

          THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" EACH NOMINEE. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED "FOR" EACH NOMINEE.

Directors Continuing in Office

Terms Expiring April 2001

          William F. Krause, Jr., 62, retired as President of Krause Funeral Home, Inc., a multi-location funeral service provider based in Milwaukee, Wisconsin, in 1998. He had served as its President since 1994 and was Vice President from 1962 to 1994. He is a member of the International Cemetery and Funeral Association and the Funeral Service Alliance of Wisconsin. Mr. Krause has been a director of the Company since 1996.

          Paul E. Menzel, 62, has been President and Chief Executive Officer of the Company and the Bank since 1995. For ten years prior thereto, Mr. Menzel was President and a director of M&I Wauwatosa State Bank. Mr. Menzel has been a director of the Company since 1995.

          Charles G. Niebler, 55, has been President of Eye Care Vision Centers, a multi-location optometry practice based in Brookfield, Wisconsin, since 1970. He is a member of the Milwaukee Optometric Society and the American and Wisconsin Optometric Associations. Dr. Niebler has been a director of the Company since 1996.

          James E. Renner, 61, owns Renner Oldsmobile and Renner Mitsubishi in Wauwatosa, Wisconsin. He became associated with the Oldsmobile dealership in 1958, and acquired the Mitsubishi dealership in 1993. Mr. Renner is a member of the Automobile Dealers of Mega Milwaukee, Inc. and the National Automobile Dealers Association. Mr. Renner has been a director of the Company since 1995.

Terms Expiring April 2002

          Charles N. Ackley, 69, has been owner of C.N.A. Associates, Inc., a company engaged in sales representation of manufacturers, since 1992. He was President of Ackley-Dornbach, Inc. from 1962 to 1992 and President of A.D.G. Erectors, Inc. from 1972 to 1987. Mr. Ackley has been a director of the Company since 1995.

          Bernard E. Adee, 65, has served as Senior Vice President of Marshall Financial Consulting, LLC, a financial consulting firm based in Milwaukee, Wisconsin, since October 1998. Mr. Adee retired as First Vice President of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, in September 1998. Mr. Adee has been a director of the Company since 1998.

          William R. Hayes, 55, has been a Vice President and Treasurer of the Company and Vice President, Cashier/Controller of the Bank since 1995. From 1988 to 1994, Mr. Hayes was Vice President, Cashier and Controller of M&I Wauwatosa State Bank, with responsibility for bank operations, financial reporting, human resources and regulatory compliance. Mr. Hayes has been a director of the Company since 1995.

          John E. Horning, 62, is Chairman of the Board and Chief Executive Officer of Shorewest Realtors, Inc., Wisconsin Mortgage Corporation and Heritage Title Service, all located in Brookfield, Wisconsin. He has been employed by Shorewest Realtors since 1950. He is a member of the national, state and Metropolitan Milwaukee Boards of Realtors. Mr. Horning has been a director of the Company since 1995.

                               BOARD OF DIRECTORS

General

          The Board has standing Audit and Personnel Committees. The functions of the Audit Committee are to recommend to the Board the appointment of independent auditors, review the independence of the auditors, approve the scope of the annual audit, approve the audit fee payable to the auditors and review the audit results. Messrs. Horning, Adee and Renner are members of the Audit Committee. The Audit Committee met once during 1999. The Audit Committee of the Board of Directors of the Bank, which currently consists of Messrs. Horning, Adee and Renner, met five times in 1999.

          The Personnel Committee of the Board is responsible for administering the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). The members of the Personnel Committee, which met once in 1999, are Messrs. Krause, Renner and Streff. Beyond administering the 1996 Plan, the Personnel Committee of the Board does not consider any other matters regarding compensation since such compensation is currently paid only at the Bank level and not at the Company level. The Personnel Committee of the Board of Directors of the Bank reviews and recommends to the Bank's Board of Directors the compensation structure for the directors, officers and other managerial personnel of the Bank, including salary rates, fringe benefits, non-cash perquisites and other forms of compensation. The Personnel Committee of the Board of Directors of the Bank, which met once in 1999, consists of Messrs. Krause, Renner and Streff.

          The Board does not have a standing nominating committee. The Board will consider nominations for directors made by shareholders provided such nominations are made in writing, contain certain information specified in the Company's By-Laws and are delivered to the President of the Company no less than 14 days or more than 50 days prior to any meeting of shareholders called for the election of directors.

          The Board held five meetings during 1999. During 1999, each director of the Company attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served during the year.

Director Compensation

          The Company currently does not pay any compensation to its directors. Directors of the Bank receive a fee of $250 per meeting attended as well as a fee of $50 per committee meeting attended. Employee directors of the Bank are not entitled to receive the committee meeting fee.

                               EXECUTIVE OFFICERS

          Paul E. Menzel, the Company's President and Chief Executive Officer, William R. Hayes, the Company's Vice President and Treasurer, and Christine V. Lake, the Company's Vice President and Secretary, are the only executive officers of the Company. Certain information regarding the executive officers is set forth under the caption "Election of Directors." The executive officers of the Company serve at the pleasure of the Board.

                             PRINCIPAL SHAREHOLDERS

          The following table sets forth information, as of February 28, 2000, regarding beneficial ownership of Common Stock by each director and nominee, the Company's Chief Executive Officer, and all of the directors, nominees and executive officers of the Company as a group. As of the date of this Proxy Statement, except as otherwise indicated below, the Company was not aware of any shareholder who beneficially owned in excess of 5% of the outstanding shares of Common Stock.

                                                          Number of
                                                            Shares       Percent
                                                         Beneficially      of
Name of Beneficial Owner(1)                                 Owned         Class
------------------------                                    -----         -----

Charles N. Ackley                                           12,100         1.4%

Bernard E. Adee                                              2,625          *

William R. Hayes                                            19,125(2)      2.2%

Gregory J. Hoesly                                            7,350          *

John E. Horning                                              3,313          *

William F. Krause, Jr.                                      18,125(3)      2.1%

Christine V. Lake                                           31,208(4)      3.5%

Paul E. Menzel                                              80,958(5)      8.7%

Charles G. Niebler                                           9,449(6)      1.1%

James E. Renner                                              5,250          *

Richard A. Streff                                            5,250(7)       *

William J. Tetzlaff                                          4,360(8)       *

Directors, nominees and executive officers of the
 Company as a group (12 persons)                           199,113(9)     20.7%

---------------
*Less than one percent (1%).

(1) The address of each of the persons named in the table is 13925 West North Avenue, Brookfield, Wisconsin 53005.
(2) Includes 11,250 shares which Mr. Hayes has the right to acquire upon the exercise of vested stock options.
(3) Includes 10,500 shares held by the Krause Funeral Home, Inc. Employees Profit Sharing Plan, of which Mr. Krause is a trustee.
(4) Includes 4,425 shares held by Ms. Lake's spouse and 20,833 shares which Ms. Lake has the right to acquire upon the exercise of vested stock options.
(5) Includes 3,384 shares held by Mr. Menzel's spouse and 52,084 shares which Mr. Menzel has the right to acquire upon the exercise of vested stock options.
(6)  Includes 1,449 shares held by Dr. Niebler's spouse.
(7) Includes 1,050 shares held by Mr. Streff's spouse and 1,050 shares held by Streff Advertising, Inc.
(8) Includes 1,525 shares held by the William Tetzlaff Family Trust, of which Mr. Tetzlaff is a trustee.
(9) Includes an aggregate of 84,167 shares subject to currently exercisable and vested stock options.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information concerning compensation paid to or earned by Mr. Menzel, the Company's President and Chief Executive Officer, in each of the last three fiscal years. No executive officer of the Company or the Bank other than Mr. Menzel received in excess of $100,000 in cash compensation during fiscal 1999.

                                                  Summary Compensation Table
                                                        Annual                            Long Term
                                                     Compensation                        Compensation
                                      ---------------------------------------------   -------------------
                                                                                          Securities
                                                                                          Underlying                All
   Name and Principal                   Salary(1)        Bonus       Other Annual           Stock                  Other
        Position              Year        ($)             ($)        Compensation         Options(#)            Compensation
------------------------    --------  ------------     --------   -----------------   --------------------    ----------------
Paul E. Menzel                1999      $123,000        $7,000        $ 9,191(2)           25,000                 $2,752(3)
  President and               1998       111,668             0          8,927(4)           25,000                  3,762
  Chief Executive             1997        82,516             0         13,147(5)           26,250(6)                 351
  Officer

--------------

(1)       Includes $3,000 in director fees in connection with meetings of the Bank's Board of Directors in each year.
(2)       Consists of $1,965 for a car allowance and $7,226 for a country club membership.
(3)       Consists of (i) $2,401,  which is the dollar value of premiums paid by the Company on a split-dollar life insurance policy for the benefit of Mr.  Menzel,  and (ii) $351 of life  insurance  premiums  paid by the Bank  pursuant to a second life insurance policy.
(4)       Consists of $1,817 for a car allowance and $7,110 for a country club membership.
(5)       Consists of $5,790 for a car allowance and $7,357 for a country club membership.
(6)       Adjusted to give effect to the Company's 5% stock dividend paid on May 21, 1998.


Stock Options

          The Company has in effect the 1996 Plan plan pursuant to which options to purchase Common Stock may be granted to employees (including officers) of the Company and its subsidiaries. The following table presents certain information about grants of stock options made during fiscal 1999 to Mr. Menzel.

                                              Option Grants in 1999 Fiscal Year
                                                     Individual Grants
----------------------------------------------------------------------------------------------------------------------------
                                                             Percent of Total
                                Number of Securities         Options Granted          Exercise or
                                 Underlying Options          to Employees in           Base Price
Name                               Granted (#)(1)              Fiscal Year             ($/Share)         Expiration Date
----                            --------------------         ----------------         -----------        ---------------
Paul E. Menzel                         25,000                     39.5%                  $11.00              4/20/09
--------------------

(1)       The options reflected in the table (which are nonstatutory  options for purposes of the Internal Revenue Code) were granted on April 20, 1999.  One-third of the options will vest and become  exercisable on the first  anniversary of grant, an additional  one-third of the options will vest and become  exercisable on the second anniversary of grant and the final one-third of the options will vest and become exercisable on the third anniversary of grant.

          The following table sets forth information regarding unexercised options held by Mr. Menzel at the fiscal year-end. No options were exercised by Mr. Menzel in 1999.

                             Fiscal Year-End Options

                                        Number of Securities
                                       Underlying Unexercised
                                          Options at Fiscal
                                            Year-End (#)1
                             --------------------------------------------
     Name                      Exercisable            Unexercisable
                             -----------------    -----------------------
     Paul E. Menzel               52,084                  50,417
     ---------------

     (1)  As of the  fiscal  year-end,  the per  share  exercise  prices  of Mr.
          Menzel's options exceeded the fair market value of a share of the underlying Common Stock.

Employment Agreement

          The Bank has an employment agreement with Mr. Menzel which initially provided for a three-year term that commenced on December 31, 1997. The agreement provides that the term will be automatically extended on December 31 of each year for an additional year, unless at least 60 days before such renewal date the Bank or Mr. Menzel gives notice that the term will not be extended beyond the then current expiration date. The expiration date of the agreement has been extended in accordance with the foregoing provision and currently is December 31, 2002. The agreement further provides that Mr. Menzel will be paid a base salary and such bonuses as may from time to time be determined by the Board of Directors of the Bank. The agreement provides that Mr. Menzel's base salary (exclusive of bonus) will not be less than his salary (exclusive of bonus) in effect on the date of the agreement and may not be reduced at any time after any increase is approved by the Board of Directors of the Bank. The agreement will terminate upon Mr. Menzel's death or disability, for cause, or upon voluntary termination by Mr. Menzel.

          If Mr. Menzel resigns or is terminated following a "change in control" (as defined below), Mr. Menzel will be entitled to a lump sum severance payment equal to three times the sum of (i) his then current salary and (ii) his average bonus over the three years preceding termination. Alternatively, Mr. Menzel may elect to receive his severence payment in installments over a period of three years commencing on the termination date. The termination payment and amount of benefits may be reduced to the extent necessary to avoid an "excess parachute payment" under the Internal Revenue Code. The agreement defines a "change in control" as any of the following, whether in a single transaction or in a series of transactions: (i) the acquisition by any person or group of 25% or more of the voting power of the Company or the Bank; (ii) the combination of the Company or Bank with any entity after which less than 75% of the outstanding securities of the surviving entity are owned by former shareholders of the Company; or
(iii) the sale, lease or other transfer by either the Company or the Bank of all or substantially all of its respective properties or assets other than in the ordinary course of business. In addition, if Mr. Menzel is terminated by the Bank "in contemplation of" a change in control, or is terminated by the Bank (or other surviving entity) during the twelve-month period after a change in control, such termination will be deemed to be a change in control for purposes of the agreement. The agreement also provides that if Mr. Menzel is terminated by the Bank during the three-month period prior to the announcement of a change in control, such termination will be deemed to be a termination "in contemplation of" a change in control.

          If any of the following events occur after a change in control without Mr. Menzel's written consent, then Mr. Menzel may terminate his employment by giving at least 90 days' prior written notice: Mr. Menzel is assigned to positions, duties or responsibilities that are less significant than his positions, duties and responsibilities at the commencement of the employment term; Mr. Menzel is removed from or is not re-elected to any of his positions (subject to certain exceptions); Mr. Menzel's base salary or relative bonus is reduced; Mr. Menzel is transferred to a location more than 35 miles from Brookfield, Wisconsin; or in the event of a change in control of the Company in which the Company is not the surviving entity, the surviving entity fails to execute an employment agreement in substantially the same form as Mr. Menzel's current employment agreement. If Mr. Menzel terminates his employment in such a situation, then he will be entitled to the same severance payment as if he had been terminated following a change in control.

          For the three years following termination, Mr. Menzel will also be entitled to receive all other benefits, including retirement benefits and deferred compensation, to which he would have been entitled had he remained employed by the Bank.

Salary Continuation Agreement

          The Bank also has a Salary Continuation Agreement ("Continuation Agreement") with Mr. Menzel, generally providing to him or his beneficiaries the right to receive certain benefits in the event of either (i) Mr. Menzel's death or (ii) the termination of his employment with the Bank. Under the terms of the Continuation Agreement, the amount of benefits Mr. Menzel receives will be determined by the cause and timing of either his death or termination of employment. The Continuation Agreement generally provides that the annual benefit payments will be no more than $120,100 (subject to upward adjustment). The aggregate amount of these benefits will generally be paid to Mr. Menzel or his beneficiary in twelve equal monthly installments for the duration of Mr. Menzel's life, but in any event until 179 additional payments have been made to Mr. Menzel or his beneficiary (except that, in the event of the death of Mr. Menzel's beneficiary prior to receipt of all benefits due such beneficiary under the Continuation Agreement, the remaining benefits will be paid in a lump sum to such beneficiary's estate). Such payments will begin on the first day of the month following the termination event or on the first day of the month following Mr. Menzel's 70th birthday in the event he retires before then. No benefits will be paid to Mr. Menzel if, among other things, (a) such benefit would result in an excise tax under Section 280G of the Internal Revenue Code; (b) Mr. Menzel's employment is terminated for Cause (as such term is defined in the Continuation Agreement); or (c) Mr. Menzel violates the noncompetition provisions contained in his employment agreement.

                              CERTAIN TRANSACTIONS

Organizational Matters

          During 1995, the organizers of the Bank (Messrs. Ackley, Thomas C. Birdsall, Hayes, Horning, Curtis Lang, Menzel, Niebler, Frederick I. Olson, Martin Peterman, Renner, Streff and Tetzlaff) loaned an aggregate of $36,000 to the Company to cover organizational expenses of the Bank and the Company. Interest was payable on these loans at an annual interest rate of 10%. Mr. Menzel also made loans to the Company under two separate lines of credit of $150,000 and $100,000, respectively, to fund salaries and other administrative expenses of the Company and the Bank during their organization. Each line of credit bore interest at a variable rate (8.75% initially) and matured on December 6, 1995. The loans Mr. Menzel entered into to fund his loans to the Company were subject to certain limited guarantees provided by the organizers. All of the foregoing loans were repaid out of the net proceeds of the Company's November 1995 initial public offering.

          Mr. Thomas C. Birdsall, an organizer of the Bank engaged in the business of commercial and industrial real estate brokerage, was paid a broker's commission of approximately $10,400, which was equal to one-half of the 6% commission paid on the five-year lease covering the Bank premises, and is entitled to additional commissions if the Company exercises its options for further five-year lease terms and if the Company later purchases the shopping mall in which the Bank premises are located. The other half of this commission was paid to Birdsall-Horning & Associates, Inc., a wholly-owned subsidiary of Shorewest Realtors, Inc., of which Mr. Horning, a director of the Company and the Bank, is both Chairman of the Board and a principal shareholder. Mr. Birdsall was formerly Vice President of Birdsall-Horning & Associates, Inc.

The broker's commission was determined by a majority of the independent outside directors of the Company to be on terms no less favorable to the Company than those that are generally available from unaffiliated third parties. The payment of the commission was ratified by a majority of the independent outside directors who do not have an interest in the transaction other than in their capacity as directors of the Company.

Other Transactions

          The Bank from time to time makes loans or extends credit to certain directors, executive officers, their affiliates and their family members. All such loans and extensions of credit made to date were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                              INDEPENDENT AUDITORS

          Virchow, Krause & Company, LLP served as the Company's independent auditors for the fiscal year ended December 31, 1999. The Board has similarly appointed Virchow, Krause & Company, LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2000. Representatives of Virchow, Krause & Company, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

                                  MISCELLANEOUS

Shareholder Proposals

          Proposals of shareholders pursuant to Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be presented at the 2001 annual meeting must be received by the Company no later than November 18, 2000 to be included in the Company's proxy materials for that meeting. Further, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 on or prior to January 31, 2000, then the persons named in proxies solicited by the Board of Directors for the 2001 annual meeting may exercise discretionary voting authority with respect to such proposal.

Solicitation Expenses

          The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require such persons to furnish the Company with copies of all Section 16(a) reports they file. Based on such reports, the Company believes that all of its officers and directors have complied with the Section 16(a) filing requirements for the year ended December 31, 1999, except Mr. Ackley inadvertently did not timely file (i) a Form 4 in connection with his purchase of 330 shares of Common Stock in October 1999 and (ii) a Form 4 in connection with his purchase of 1,070 shares of Common Stock in November 1999. The required filings were made as soon as the oversight was discovered.

          The Company will provide without charge a copy of its Annual Report on Form 10-KSB (including financial statements and financial schedules, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial owner of Common Stock as of the record date for the Annual Meeting. A written request for a Form 10-KSB should be directed to William R. Hayes, Vice President and Treasurer, Ridgestone Financial Services, Inc., 13925 West North Avenue, Brookfield, Wisconsin 53005.

                                        By  Order of the Board of Directors
                                        RIDGESTONE FINANCIAL SERVICES, INC.



                                        Christine V. Lake
                                        Vice President and Secretary

March 16, 2000

                       RIDGESTONE FINANCIAL SERVICES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints PAUL E. MENZEL and WILLIAM R. HAYES, or either of them (with full power of substitution in each of them), as proxies, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Ridgestone Financial Services, Inc. held of record by the undersigned on February 28, 2000, at the annual meeting of shareholders to be held on April 25, 2000, or any adjournment or postponement thereof.


          This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees and in accordance with the best judgment of the proxies named herein on any other business that may properly come before the meeting.


             ^ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ^

             RIDGESTONE FINANCIAL SERVICES, INC. 2000 ANNUAL MEETING

1.ELECTION OF  1-G.Hoesly 2-C.Lake     [ ]FOR all nominees [ ]WITHHOLD AUTHORITY
  DIRECTORS    3-R.Streff 4-W.Tetzlaff   listed to the left   to vote for all
  (for terms expiring at the 2003        (except as specified nominees listed to
   annual meeting and until their        below).              the left.
   successors are duly elected and
   qualified)

(Instructions: To withhold authority to    /-----------------------------------/
vote for any indicated nominee, write the  /                                   /
number(s) of the nominee(s) in the box     /                                   /
provided to the right).                    /-----------------------------------/


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.



Check appropriate box      Date _________, 2000         NO. OF SHARES
Indicate changes below:
                                        /--------------------------------------/
Address Change? [ ] Name Change? [ ]    /                                      /
                                        /                                      /
                                        /                                      /
                                        /--------------------------------------/

                                        Signature(s) In Box
                                        Please   sign   exactly  how  your  name
                                        appears hereon.  When shares are held by
                                        joint  tenants,  both should sign.  When
                                        signing    as    attorney,     executor,
                                        administrator,   trustee  or   guardian,
                                        please  give  full  title as such.  If a
                                        corporation,   please   sign   in   full
                                        corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.